EXHIBIT 10.2.2

November 28, 2025

EVOLUTION PETROLEUM CORPORATION

EVOLUTION PETROLEUM OK, INC.

NGS TECHNOLOGIES, INC.

EVOLUTION ROYALTIES, INC.

EVOLUTION PETROLEUM WEST, INC.

1155 Dairy Ashford Rd. Suite 425

Houston, Texas 77079

Attention:  Kelly Loyd

E-mail:  kloyd@evolutionpetroleum.com

Re:

Amended and Restated Credit Agreement dated as of June 30, 2025, as amended, by and among EVOLUTION PETROLEUM CORPORATION, a Nevada corporation (“EPC”), EVOLUTION PETROLEUM OK, INC., a Texas corporation (“Evolution Texas”), NGS TECHNOLOGIES, INC., a Delaware corporation (“NGS”), EVOLUTION ROYALTIES, INC., a Delaware corporation (“Evolution Royalties”), EVOLUTION PETROLEUM WEST, INC., a Delaware corporation (“Evolution West”; Evolution West, EPC, Evolution Texas, NGS, and Evolution Royalties are collectively referred to herein as the “Borrowers”), the Lenders from time to time party thereto, and MIDFIRST BANK, a federally chartered savings association, as Administrative Agent and Issuing Bank (the “Credit Agreement”).

Dear Mr. Loyd:

This letter is in reference to the Credit Agreement described above. Capitalized terms not otherwise defined herein shall be defined as set forth in the Credit Agreement.  Your execution below memorializes your acknowledgement and agreement to the following:

First, pursuant to Section 2.9(b) of the Credit Agreement, the Administrative Agent hereby notifies you that the Borrowing Base is reaffirmed at $65,000,000.00 effective as of the date hereof until but not including the next regularly scheduled determination of the Borrowing Base (or the next other adjustment to the Borrowing Base in accordance with the terms of the Credit Agreement, whichever occurs first).

Second, also pursuant to Section 2.9(b) of the Credit Agreement, the Administrative Agent hereby notifies you that the MFB Margined Collateral Value is reduced to $65,000,000.00 effective as of the date hereof until but not including the next regularly scheduled determination of the MFB Margined Collateral Value (or the next other adjustment to the MFB Margined Collateral Value in accordance with the terms of the Credit Agreement, whichever occurs first).

Third, notwithstanding anything to the contrary in the Credit Agreement, the Administrative Agent and Lenders hereby agree that Borrower shall have until December 31, 2025 to satisfy the requirements of Section 7.14(a) for the current hedging requirement level by either entering into additional Commodity Hedging Transactions or making a sufficient payment of principal on the Loans.

The rest and remainder of the Credit Agreement and all other Loan Documents executed in connection therewith shall remain unchanged and in full force and effect, except as amended and changed by this letter agreement.

Executed this 28th day of November 2025.

Respectfully submitted,

MIDFIRST BANK, as Administrative Agent

By:	/s/ CHAY KRAMER
Chay Kramer
1st Vice President

ACKNOWLEDGED, AGREED AND ACCEPTED, this 28th day of November 2025.

Lenders:

MIDFIRST BANK

By:	/s/ CHAY KRAMER
Chay Kramer
1st Vice President

Prism Bank

By:	/s/ MICHAEL AHOLT
Michael Aholt
Senior Vice President

Borrowers:

EVOLUTION PETROLEUM CORPORATION, a Nevada corporation

By:	/s/ KELLY LOYD
Kelly Loyd
Chief Executive Officer and President

EVOLUTION PETROLEUM OK, INC., a Texas corporation

By:	/s/ KELLY LOYD
Kelly Loyd
Chief Executive Officer and President

NGS TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Kelly Loyd
Chief Executive Officer and President

EVOLUTION ROYALTIES, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Kelly Loyd
Chief Executive Officer and President

EVOLUTION PETROLEUM WEST, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Kelly Loyd
Chief Executive Officer and President